EXHIBIT 99.1

FOR IMMEDIATE RELEASE

June 19, 2007

CIPRICO PREPARES FOR GROWTH, ADDS SENIOR SALES LEADERS TO EXECUTIVE TEAM

Mark Egerton Named Vice President, RAIDCore™ Sales – Bjarne Thuesen Appointed Director of International Sales

Minneapolis, MN, June 19, 2007 – Ciprico Inc. (NASDAQ: CPCI), a leading provider of intelligent storage software, solutions and appliances, today appointed Mark Egerton to vice president, RAIDCore™ sales and Bjarne Thuesen to director of international sales. The two executives will significantly strengthen Ciprico’s sales organization as the company extends its focus to encompass a new class of software-based, enterprise-class RAID solutions that promise higher levels of performance at lower price points using standard hardware on popular computing platforms.

“We are very excited to have Mark and Bjarne joining our sales team, as they bring more than 26 combined years of highly relevant storage technology expertise with successful track records in their respective fields,” said Steven Merrifield, president and CEO of Ciprico. “Ciprico is poised for substantial growth in the coming year as we help to deploy a revolutionary new category of enterprise-class, software-based protected-storage solutions for both digital media and mainstream business applications that demand capacity, performance, reliability and affordability. Both Mark and Bjarne will be instrumental in extending the company from its long-standing position as a digital media storage leader to a catalyst for significant new capabilities in the small- to medium-sized business (SMB) storage market as well.”

Reporting to Mr. Merrifield, Egerton will be responsible for worldwide sales operations for Ciprico’s RAIDCore™ product line.  Ciprico is a pioneering leader in storage solutions for digital media content creation, editing and post-production, as well as military and government applications. Ciprico is now extending that expertise into the emerging SMB market for high-reliability, high-capacity protected-storage solutions. Egerton has over twenty years of storage technology experience, most recently at SiliconStor, a provider of innovative enterprise storage silicon solutions that was recently acquired by LSI. There, he was the vice president of sales, responsible for worldwide sales and business development, and also was part of the original management team responsible for raising equity financing. Previously, Egerton spent two years at 3Ware as their vice president of worldwide sales for their SATA RAID adapters and eight years at Adaptec in a number of different sales leadership capacities.

Also reporting to Mr. Merrifield, Thuesen comes to Ciprico from Hitachi Global Storage Technologies, a leading manufacturer of consumer and enterprise hard disk drives. At Hitachi Global Storage Technologies, Thuesen served as director, worldwide design studios, where he established engineering design studios in the US, Taiwan, Japan, China and UK. Previous responsibilities at Hitachi included, program director of worldwide sales, managing business unit sales advocates, distribution marketing and customer satisfaction.  Prior to Hitachi Thuesen spent over 20 years with IBM in Europe and the US, holding a number of strategic management and sales positions.

“I am looking forward to helping extend Ciprico’s business into new markets and global territories,” said Egerton. “Ciprico’s value proposition for software-based protected storage is something I have seen various industry players pursue throughout most of my career, and now it has arrived. I am excited to be playing a key role in Ciprico’s mission to help redefine the high-capacity, high-reliability storage landscape and move it away from dedicated hardware RAID engines so that customers can achieve the best-performing solutions on the most widely available and economical hardware platforms.”

“Ciprico has been a storage solutions leader for more than 25 years. In addition to them being renowned for their service and support, the company is in an enviable position as being the number one choice for the most demanding, data-intensive applications,” said Thuesen. “Ciprico is a leader in the content creator space now, and I feel the company is perfectly positioned to transition its growing offering into the enterprise.”

About Ciprico

Ciprico Inc. (NASDAQ: CPCI) is a leading provider of intelligent storage software, solutions and appliances for enterprise class IT servers, professional workstations and digital media workflows. More information about Ciprico is available at www.ciprico.com.

Company Contact:

Steven D. Merrifield, President and CEO

Ciprico Inc.

Ph: 763-551-4000

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